                                                                   Exhibit 10.92

                                CONTRACT OF SALE

         This Contract of Sale is made as of this _23 day of January, 2004 by and between WILSHIRE ENTERPRISES, INC. formerly known as WILSHIRE OIL COMPANY OF TEXAS, a Delaware corporation with its principal office at 921 Bergen Avenue, Jersey City, New Jersey 07306 ("Seller"), and ECONOMIC PROPERTIES 2004, L.L.C., a New Jersey limited liability company, having an address at 11D Harmony Road, Spring Valley, New York 10977 ("Buyers").

                              W I T N E S S E T H:

         WHEREAS, Buyer desires to acquire and Seller desires to sell certain properties located in the City of Jersey City, County of Hudson and State of New Jersey, as more particularly described in Schedule "A" attached hereto and made a part hereof (the "Property");

         NOW, THEREFORE, in consideration of the premises herein set forth and for the payment of One Dollar ($1.00) and other good and valuable consideration, the receipt and sufficiency whereof are hereby acknowledged by the undersigned, the parties hereto agree as follows:

         1. Seller agrees to sell, convey and transfer to Buyer and the Buyer agrees to buy, receive and accept the Property.

         2. The purchase price to be paid by Buyer to Seller for the Property shall be Eleven Million and No/100 Dollars ($11,000,000.00) (the "Purchase Price"). The Buyer shall pay Two Hundred Thousand and No/100 Dollars ($200,000.00) upon execution of this Contract, which shall be held in escrow by Seller's attorney in a non-interest bearing attorney trust account until the closing of title. The balance of the Purchase Price shall be payable by certified check, bank check, attorney trust account check or wire transfer in immediately available funds, at closing.

         3. The purchase of the Property is not contingent on the Buyer obtaining financing. The Buyer represents to the Seller that the Buyer has adequate financial resources, including the ability to obtain financing, to purchase the Property pursuant to the terms contained in this Agreement.

         4. Buyer shall at its expense obtain a survey of the Property including a metes and bounds description thereof. Such legal description shall be inserted in the Deed delivered at closing.

         5. On the Closing Date (as hereinafter defined), Seller shall execute and deliver a Bargain and Sale Deed with Covenants against Grantor's Acts (the "Deed"), and such other documents as shall be reasonably necessary to convey title to Buyer for the Property.

         6. Buyer shall, at its sole cost and expense, obtain a commitment for an ALTA owner's title insurance policy covering the Property and shall deliver a copy to Seller no later than thirty (30) days after the date hereof. Title to the Property shall be free of all liens, encumbrances or other restrictions which would render title unmarketable or uninsurable at standard rates from a title insurance company authorized to do business in the State of New Jersey, except for:

                  (i) all standard exclusions and printed exceptions set forth in the standard form of owner's policy of title insurance;

                  (ii) the rights of utility companies to maintain pipes, poles, cables and wires over, on and under the street, the part of the Property adjacent to the street or running to any building or other improvements on such Property;

                  (iii) easements, covenants and restrictions which limit the use of the Property, unless the agreements (1) are presently violated, (2) provide that the Property would be forfeited if they were violated, or (3) prohibit the permitted use (pursuant to local zoning ordinances and regulations) of the Property;

                  (iv) zoning regulations and municipal building restrictions, and all other laws, ordinances, regulations and restrictions of any duly constituted public authority enacted prior to the closing date;

                  (v) matters which were or are caused or created by acts done or suffered by Buyer;

                  (vi)     matters which have been or are accepted by Buyer;

                  (vii) real estate taxes not yet due and payable and any possible additional assessments;

                  (viii) matters shown on a current survey of the Property, except for overlaps and encroachments which render the title unmarketable; and,

                  (ix) unpaid franchise taxes, provided the Seller delivers to Buyer at closing an indemnification agreement executed by the Seller agreeing to indemnify and hold Buyer and its title insurance company harmless against any loses they may incur as a result of the State of New Jersey exercising a claim against the Property provided the Buyer's title insurance company will omit any exception for franchise taxes, further provided that if the Buyer's title insurance company will not omit any exception for franchise taxes, Buyer will accept a commitment from any title insurance company licensed to do business in the State of New Jersey, which will insure at regular rates without making an exception for franchise taxes.

         Each of the foregoing exceptions (i) - (ix) are hereinafter referred to as "Permitted Exceptions".

         Buyer must within five (5) days from the date of receipt of its title binder, notify Seller in writing of any objection to title that are not Permitted Exceptions. If such notice is not received within such time period, any objections shall be deemed waived. Buyer shall notify Seller of any objection to title that is not a Permitted Exception within five (5) days of the Buyer's receipt of any objection not shown in the initial title report. The Seller shall have ten (10) business days after receipt of notice of any title objections to cure such title objections (or, if not readily curable within said ten (10) business day period, then the Seller may have such additional time as is reasonably necessary to cure the same, in which case, the Closing Date shall be extended accordingly) (said ten (10) business day period or expansions thereof, as the same may be extended, being hereinafter referred to as the "Cure Period"). If some or all of the title objections can only reasonably be cured at Closing, then Seller may covenant to cure such title objections at Closing, subject to Buyer's reasonable consent. Should the Seller be unable or unwilling to cure the title objections within the Cure Period, the Seller shall notify the Buyer of such fact prior to the expiration of the Cure Period, and the Buyer shall have the option to: (i) accept the Property subject to the title objections; or (ii) declare this Agreement to be null and void and of no further force or effect, in which case, all sums paid or deposited with the Seller shall be returned to the Buyer. The Buyer shall notify the Seller of its election of alternative (i) or (ii) above within ten (10) days after receipt from Seller of notice of Seller's inability to cure the title objections. Seller agrees to not intentionally take any action which will cause a title objection. Notwithstanding anything contained herein, Seller will satisfy any lien encumbering an individual property which can be satisfied with the payment of money at closing, up to the amount of the Purchase Price allocated to that individual property, provided that if a mortgage loan encumbers more than one
(1) property, the limitation in this sentence shall not apply to that mortgage lien.

         7. In connection with this Contract and the transactions contemplated hereby, Seller makes the following representations and warranties: (a) that it has entered into no other contracts to sell the Property to be conveyed hereunder; and (b) that the transactions contemplated by this Contract do not and will not result in a breach of the terms of Seller's articles of incorporation or its by-laws. If the amount of liens, excluding mortgage liens encumbering more than one property, exceed the Purchase Price allocated to that individual property, the Seller in the Seller's sole option, may satisfy that lien from the closing proceeds, or may withdraw that property from this Contract, in which event the Purchase Price shall be adjusted accordingly.

         8. The Buyer represents and warrants to the Seller that:

                  (a) Buyer has the requisite authority to enter into this Contract and to purchase the Property under the terms and conditions of this Contract and that this Contract is the valid and binding obligation of Buyer;

                  (b) Buyer has the financial capacity to purchase the Property at the price and under the terms and conditions of this Contract; and

                  (c) Notwithstanding anything else to the contrary in the Contract of Sale, the Buyer acknowledges that the Buyer is not relying on any representation or inducement which was or may have been made or implied by the Seller or any other party acting on behalf of the Seller with respect to the Property or any circumstances or conditions affecting the Property (including, without limitation, matters relating to approvals and requirements of governmental authorities and utility companies). The Buyer is purchasing the Property in an "AS IS" "WHERE IS" condition with "ALL FAULTS" as of the date of this Contract and the Closing Date. The Buyer expressly acknowledges and agrees that, except as expressly set forth in this Contract or any rider to this Contract, no representations or warranties have been made or are made and no responsibility has been or is assumed by Seller or by any employee, officer, person, firm, agent or representative acting or purporting to act on behalf of Seller as to the condition or repair of the Property or the value, expenses of operation, developability or income potential thereof or as to any other fact or condition which has or might affect the Property or the condition, repair, value, expense of operation, developability or income potential thereof. Buyer acknowledges that Seller has requested Buyer to inspect fully the Property and all portions thereof and to rely solely upon the results of Buyer's own inspections or other information obtained or otherwise available to Buyer and Buyer waives any and all actions, causes of action, suits, damages, and demands, whether at law or equity, that Buyer may have or could have against Seller with respect to the condition of the Property. All future, and except as set forth herein, all current, notices of violations of federal, state or municipal laws, statutes, regulations, ordinances, orders or requirements, whether or not noted or issued by any governmental authorities having jurisdiction of any type or character what-so-ever, against or affecting the Property or any part thereof shall be the sole responsibility of Buyer, who expressly undertakes the duty and obligation to investigate the existence of any such violations, and Seller shall have no responsibility therefor. Buyer shall be responsible to obtain a Smoke Detector Certificate, and if required by the municipality a Certificate of Occupancy or Continued Occupancy. Seller shall be obligated to make any repairs necessary to correct any violations listed on all violation notices issued on the date of this Contract, or earlier. Buyer acknowledges that all repairs may not be inspected as of the date of closing. Buyer shall be responsible to correct all violations, if any, shown on any violation notices issued after the date of this Contract. This paragraph shall survive the Closing.

                  (d) Buyer acknowledges that, except as expressly set forth in this Contract or any Rider thereto, neither Seller nor Seller's agents has made any express statement, representation or warranty concerning past, present, or future liability arising out of or related to the environmental condition of the Property, and Seller shall have no liability to Buyer by reason of the presence of any hazardous substances or wastes within the meaning of the New Jersey Spill Compensation and Control Act (N.J.S.A. 58:10-23.11 et seq.) or any other toxic or other hazardous material as may be defined under applicable environmental statutes, regulations, rules or ordinances (collectively, "hazardous substances") on the Property, or the migration of any hazardous substances from the Property in, on or under any adjacent property. This paragraph shall survive the Closing.

         9. Seller shall pay for any applicable realty transfer fees for the Property. Real estate taxes, water and sewer charges, rents collected, and any security deposits paid by tenants shall be adjusted as of the Closing Date along with such other items of adjustment customary for a transaction of this nature. Any other costs or charges of closing not specifically mentioned in this Contract shall be paid by the party who customarily pays such charges or costs as determined by local custom.

         10. Seller and Buyer each represent to the other that it has had no dealings, negotiations or consultations with any broker, representative, employee, agent or other intermediary in connection with this Contract or the sale of the Property except for Gerber/ Somma Associates, Inc. (the "Broker"). The Buyer will pay a commission to the Broker pursuant to a separate agreement between the Buyer and the Broker. Except for the Broker, each party will indemnify, defend and hold the other free and harmless from the claims of any brokers, representatives, employees, agents or other agents or other intermediaries claiming to have represented it in connection with this Contract or in connection with the sale of the Property. This paragraph shall survive the closing of title.

         11. Any notice required or permitted to be given hereunder shall be in writing and shall be deemed to be given three (3) business days after being mailed, postage prepaid, by U.S. registered or certified mail, return receipt requested or one (1) business day after being sent by overnight courier service, in any case, addressed to the parties at their respective addresses first named in this Contract or to their attorneys.

         12.      (a)      The closing of title (the "Closing") shall take
                           place on or prior to April 30, 2004 (the "Closing
                           Date"), time being of the essence, at the offices of Buyer's Attorney or at the offices of the attorneys for any Lender, provided the attorney's office is located in the State of New Jersey, in Middlesex
                           County, or north. In the event a closing will take place in any other location in the State of New
                           Jersey, or in metropolitan New York, the Buyer shall pay an attendance fee of Five Hundred ($500.00)
                           Dollars to the Seller's attorney. Notwithstanding anything contained herein, Seller may, by giving not less than fifteen (15) days written notice to the Buyer, designate a date not earlier then March 1, 2004, as the Closing Date. In no event shall any Closing Date prior to March 15, 2004 be designated as "time of the essence". Seller may designate such Closing Date as Time of the Essence. Notwithstanding the designation of a Closing Date as Time of the Essence, the Buyer may postpone any such closing date for a period not to exceed seven (7) days.

                  (b) On the Closing Date, Buyer shall deliver to Seller the remaining portion of the Purchase Price for the Property.

                  (c) On the Closing Date, the Seller shall deliver to the
Buyer:

                           (i) the Deed;

                           (ii)     Seller's affidavit of title;

                           (iii) corporate resolution authorizing the conveyance of the Property and all actions which are required to be taken in connection therewith;

                           (iv)     Form 1099-S reporting form, if required; and

                           (v) possession of the Property, subject to the rights of tenants at the Property.

                  (d) each party shall deliver such other documents as shall be necessary to consummate the transactions contemplated hereby.

         13. This Contract shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         14. This Contract shall be governed by and construed in accordance with the laws of the State of New Jersey. This Contract may not be changed or modified without the written consent of all parties hereto. The parties acknowledge that should any provision contained herein be later found to be unenforceable, void or illegal by a court of competent jurisdiction, such provisions shall be considered omitted from this Contract, it being the parties' intent to enter into this Contract notwithstanding the omission of such unenforceable, void or illegal provision.

         15. This Contract and the documents referred to herein represent the entire agreement between the parties hereto with respect to the transaction described herein and supersedes all prior negotiations or agreements with respect thereto. The parties agree that either party's failure to insist upon complete performance of any right or other provision set forth herein shall not constitute or effect a waiver of that party's right to so insist on complete performance of that right or provision in the future.

         16. This Contract is made exclusively for the benefit of and solely for the protection of Seller and Buyer, and no other person or persons shall be deemed to be third-party beneficiaries hereof or have any rights hereunder; nor shall any provisions hereof give any third person any right of subrogation or action over or against any party hereto.

         17. If the Seller materially breaches this Contract before the closing, the sole liability of the Seller shall be (and the remedies of the Buyer shall be limited to) the return by the Seller to the Buyer of the deposit, and/or a suit for specific performance and legal fees and neither party shall have any further liability to the other. If the Buyer materially breaches this Contract before the closing, the Seller shall be entitled to retain, as liquidated damages and not as a penalty, an amount equal to five (5%) percent of the Purchase Price (the parties hereby agreeing that the amount of the actual damages that would be incurred by the Seller would be difficult of proof, and subject to collection of the liquidated damages, this Contract shall be terminated and neither party shall have any further liability to the other.

         18. Risk of loss should remain with Seller until closing. In the event damage to any one building exceeds an amount equal to $100,000.00 in excess of the insurance proceeds for damage to that building, or $500,000.00, in the aggregate, in excess of insurance proceeds to all buildings, Buyer may terminate this Contract by giving written notice to the Seller.

         19. Buyer may not assign its rights hereunder to any party without the prior written consent of Seller.

         20. Each of the parties hereby waive trial by jury in any action, proceeding or with respect to any counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Contract or the transaction contemplated hereunder. Each of the parties acknowledge that it has been represented by counsel in connection with the negotiation of this Contract, the transaction contemplated hereunder and the provisions of this Section 20 in particular.

         21. All municipal special assessments, unpaid by Seller, for work completed before the Closing Date, shall be the responsibility of Seller. Buyer shall be responsible for all other special assessments.

         22. It is understood and agreed that this Contract must be executed by the Buyer and returned to Seller by 5:00 p.m. on January 23, 2004 or this Contract shall be deemed disapproved by Buyer and the unexecuted copies thereof shall be returned to the Seller.

         23. Buyer will not record this Contract. Any recording of this Contract shall constitute a default hereunder on the part of the Buyer. The Buyer irrevocably appoints and designates the Seller as its attorney-in-fact to execute, deliver and/or record a document on behalf of the Buyer in order to terminate and/or remove any such recordation. Buyer may record one or more notices of settlement relating to this transaction.

         24. This Contract may be executed in one or more counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

         25. Buyer hereby acknowledges that it is the intent of the Seller to complete a tax deferred exchange under IRC Section 1031 which will not delay the close of the purchase transaction or cause additional expense to the Buyer. The Seller's rights under this Contract may be assigned to a Qualified Intermediary of the Seller's choice for the purpose of completing such an exchange. Buyer agrees to cooperate with the Seller and the Qualified Intermediary in a manner necessary to complete the exchange at no cost to the Buyer.

         IN WITNESS WHEREOF, the undersigned have executed this Contract of Sale as of the date first written above.

ATTEST OR WITNESS:                       WILSHIRE ENTERPRISES INC., formerly
                                         known as WILSHIRE OIL COMPANY OF TEXAS


______________________                    By:________________________________
                                                Philip Kupperman, President


ATTEST OR WITNESS:                        ECONOMIC PROPERTIES 2004, L.L.C.


___________________________               By:_________________________________
                                             Name:
                                             Title:


___________________________               By:_________________________________
                                             Name:
                                             Title:

                                   SCHEDULE A


Property Address                 Number of Units                  Block          Lot
----------------                 ---------------                  -----          ---
14-16 Berkeley Place             9                                616            25, 26, 27 and 28
317-319 Fairmount Avenue         26                               1826           13, 14 and 15
320 Fairmount Avenue             57                               1830           F10
321 Fairmount Avenue             34                               1826           16A and 17A
343 Fairmount Avenue             22                               1826           25, 26 and 27
444 Jersey Avenue                14                               270            T
62-64 Kensington Avenue          15                               1820           44B
665 Newark Avenue                Office Building & Retail Space   525.1          13E
198-200 Ocean Avenue             14 and 1 Store                   1425           B and C
620 Pavonia Avenue               40                               584            19 Apt # 20K
42 Vroom Street                  21                               1884           6C


                                RIDER TO CONTRACT

         This is a Rider to Contract for the sale of real estate made this _________ day of January, 2004, by and between WILSHIRE ENTERPRISES, INC. ("Seller") and ECONOMIC PROPERTIES 2004, LLC ("Buyer") for the properties identified on Schedule "A" attached hereto (collectively the "Property")

         For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree to amend the Contract as follows:

         1. Buyer shall have the right to perform any environmental tests of the Property which Buyer deems appropriate within thirty (30) days of the date hereof. Buyer shall provide a copy of any report to the Seller within the thirty
(30) day period. If Buyer's inspection reveals material adverse environmental conditions which are unacceptable to Buyer, Buyer may cancel the Contract within the thirty (30) day period and receive a return of the deposit. Notwithstanding anything in the previous sentence, the Seller may agree to remediate any environmental condition shown in the Buyer's environmental report by giving written notice to the Buyer within ten (10) days of the Seller's receipt of Buyer's environmental report. The remediation shall be completed within a reasonable period of time. If the Seller agrees to remediate any environmental condition shown in Buyer's report, Buyer's notice to terminate this Contract shall be null and void. In the event remediation is not completed prior to closing, Seller shall escrow with Seller's attorney, an amount equal to one hundred twenty (120%) percent of the cost of remediation not completed prior to closing.

         2. Seller shall obtain from the New Jersey Department of Environmental Protection, prior to closing, a letter of non-applicability for the Industrial Site Recovery Act.

         3. Buyer shall have the right to assign this Contract, upon notification to Seller, to a partnership, corporation or limited liability company. Buyer can assign its rights under the Contract to one or more entities, with the right to designate different buyers for different Properties. The Buyer shall pay to the Seller's attorney any incremental costs associated with multiple buyers of the Property. The price allocation for each Property shall be selected by Buyer. Notwithstanding any assignment of this Contract, the Buyer named herein shall remain liable to perform all of the obligations of the Buyer hereunder.

         4. The closing shall take place at the offices of Feinstein, Raiss, Kelin & Booker, L.L.C., 100 Executive Drive, Suite 210, West Orange, New Jersey or at the offices of the attorney for the new mortgage lender, provided same is located in the State of New Jersey, Middlesex County and north. If the closing takes place in any other location in the State of New Jersey, or takes place in metropolitan New York, Buyer shall pay an attendance fee of Five Hundred ($500.00) Dollars to Seller's attorney.

         5. At the closing, the Seller shall deliver to Buyer the following documents:

             (a) A Bill of Sale covering all personal property located at the Property, all of which are to be free and clear of all liens.

             (b) An assignment of the Seller's interest in the leases and tenancies then in effect at the Property, in the form attached hereto as Exhibit "A". [Need Form]

             (c) An agreement with respect to security deposits in the form attached hereto as Exhibit "B". [Need Form]

             (d) A notice to the tenants, in a form reasonably satisfactory to the Buyer, advising of the sale of the Property to the Buyer. [Need Form]

             (e) An updated rent roll as of the date of closing for all tenancies at the Property.

             (f) A then current employee list.

             (g) A certificate that to the Seller's knowledge, the representations set forth in the Contract and in this Rider are true and correct as of the closing date.

             (h) All original, complete tenant files to the extent they are in the possession of the Seller.

             (i) Seller shall obtain estoppel certificates (in a reasonable form) from not less than eighty (80%) percent of the commercial tenants at the Property, and shall use reasonable efforts to obtain subordination agreements (in form reasonably requested by Buyer's Lender) for any commercial tenant. Seller shall provide a Seller's estoppel certificate for any commercial tenant which Seller has not been successful in obtaining an estoppel certificate.

         6. Seller hereby states:

             (a) Attached hereto as Exhibit "C" is a complete list of all of Seller's employees engaged in the operation and maintenance at the Property, including all wages, free rent, if any, and any other benefit allowed to the employee. As of the date of closing, the employee shall be paid in full and have been compensated for any vacation time.

             (b) Except as to 444 Jersey Avenue, there are no current tax appeals pending concerning the Property. Seller agrees that it will not settle any tax appeal without the prior written consent of Buyer, which consent shall not be unreasonably withheld. Seller and Buyer will apportion any tax savings and any expenses, including legal fees, based upon the Closing Date.

             (c) Subject to the rights and approval of tenants, the Buyer shall have the right to inspect the Property at any reasonable time after execution of this Contract, upon 24 hours notice to the Seller, subject to the reasonable availability of Seller's representative. If an inspection is scheduled with Seller, and Seller's representative is not present, subject to the provisions of this paragraph, Buyer may proceed with its inspection. Prior to entering the Property for any invasive inspections or testing, Buyer shall provide Seller a certificate showing proof of liability insurance in amounts not less than $1,000,000.00 per occurrence, naming the Seller as certificate holder. Buyer shall repair any damage caused by inspections, and shall indemnify and hold the Seller harmless for any losses, damage or injuries as a result of any activities of the Buyer, its agents, employees or contractors on the Property.

             (d) Attached hereto as Exhibit "D" is a complete and accurate rent roll for the Property as of the date of this Contract setting forth the name of the tenant, the starting date for current lease for each tenancy, the amount of rent, the apartment number and the amount of security deposit.

             (e) Except as shown on the current rent roll, no tenant has prepaid rent for more than the current month.

             (f) There are no union contracts in effect for the Property and none shall be in effect at the time of closing.

             (g) There are no service, maintenance or other contracts effecting the Property, except as set forth on Exhibit "F" attached hereto, and there shall be none at the time of closing, except those already in effect as shown on Exhibit "F" and for any other contract to which the Buyer may consent. Buyer shall assume all contracts shown on Exhibit F at closing.

             (h) To Seller's knowledge there are no assessments, either levied, threatened or pending against any or all part of the Property and there are no intended assessments.

             (i) To Seller's knowledge there are no threatened or pending condemnation or similar proceedings against the Property.

             (j) To Seller's knowledge, Seller has received no notices of violations of law or municipal ordinances; codes, orders or requirements noted or issued by any authority having jurisdiction against or affecting the Property. In the event any violations are issued prior to the date of the Contract , Seller shall abate same.

             (k) There are no outstanding commissions respecting the rental or lease of any apartments at the Property and there will be none at closing.

             (l) As of the date of this Contract, Seller has not received any notices of complaints of any tenants regarding any violation of any rent control or similar law which have not been resolved. There is no concerted rent strike at the Property.

             (m) Seller agrees to notify Buyer in writing of any eviction proceedings proposed or commenced after the date of this Contract.

             (n) The Property (except for the office building) is registered with the New Jersey Department of Community Affairs. Attached hereto as Exhibit "G" are copies of Yellow Cards in Seller's possession.

             (o) To Seller's knowledge, there are no civil, administrative, arbitration or other actions, suits or proceedings pending or threatened against or affecting the Property or tenancies of the Property.

             (p) To Seller's knowledge, there are no claims, litigation, administrative proceedings, actual or threatened or judgments or orders, or any notices, relating to any hazardous substances or any environmental condition concerning the Property. No hazardous substances or wastes, as defined by law, have been introduced into the Property by Seller, except hazardous substances used in the maintenance or operating of the Property.

             (q) To Seller's knowledge, the underground storage tanks do not leak and there are no abandoned oil tanks at the Property. Any oil tank which is required to be registered with the State of New Jersey has been or will be properly registered.

         7. The representations contained in Paragraph 6(a), 6(b), 6(d), 6(g), 6(i), 6(j) and 6(l) (the "Surviving Representation(s)") shall survive the closing for a period of six (6) months of the date of closing. In the event the Buyer believes that it has a claim against the Seller for a misrepresentation of a Surviving Representation, the Buyer shall give written notice of a claim, including the basis of the belief of the buyer that the Surviving Representation was incorrect. The Buyer shall commence suit for any claim within one (1) year of the closing provided a notice was provided to Seller within the six (6) month period.

         8. All adjustments shall be made as of midnight of the day preceding the closing. At the closing, the parties shall adjust real estate taxes, collected rents, wages, water, and sewer. Any rents collected after the closing shall be adjusted when, and if, collected, and shall be applied first to current rents and then to arrearages. All arrearages collected shall be remitted to the Seller within fifteen (15) days of the Buyer's receipt of same. Seller shall give Buyer a credit for all tenant security deposits which tenants have paid, including interest. Seller shall not deduct or appropriate any tenant security deposits for any tenant still in possession. Seller has not made a deduction from a security deposit for any current tenant, and will not make a deduction for any tenant in occupancy on the date of closing.

         9. Any vacant apartments at the time of the closing shall be delivered in a clean painted and otherwise rentable condition in accordance with the Seller's standard practices. Seller shall not be responsible to clean, paint or otherwise repair any unit which becomes vacant within thirty (30) days of the closing..

         10. Seller shall not enter into, or modify or extend, any commercial leases prior to the closing, unless Buyer gives its prior written consent to same, which consent shall not be unreasonably withheld. Seller shall not grant any rent credits for any time period beyond the closing. Seller shall not enter into any other agreements affecting the Property, without the Buyer's prior written consent. Seller shall not enter into any residential lease for a rent less than the prior rent for the unit, increased by the amount allowed pursuant to the Rent Contract Ordinance. Pending the closing, Seller shall operate the Property in accordance with its standard practices.



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

         11. Prior to the closing, Seller shall maintain the Property in its current condition, reasonable wear and tear excepted.

         12. In the event of any conflict between the terms of the Rider and the terms of the Contract, the terms of this Rider shall govern.

         IN WITNESS WHEREOF, the parties have executed this Rider to Contract on the date and year set forth above.


WITNESS OR ATTEST:

                                            WILSHIRE ENTERPRISES, INC., Seller


_________________________________           By:_________________________________
                                                 Philip Kupperman, President

                                            ECONOMIC PROPERTIES 2004, LLC
                                            ("Buyer")


_________________________________           By:_________________________________



         The undersigned agrees to be responsible for the performance of the Buyer pursuant to the terms of the Contract of Sale and the Rider to Contract. This Guaranty shall expire upon closing of title.


                                            J.S. MANAGEMENT, L.L.C.


_________________________________           By:_________________________________





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


                                 LIST OF EXHIBTS



                  EXHIBIT "A"                 ASSIGNMENT OF LEASES

                  EXHIBIT "B"                 SECURITY DEPOSIT AGREEMENT

                  EXHIBIT                     NOTICE TO TENANTS

                  EXHIBIT "C"                 LIST OF EMPLOYEES

                  EXHIBIT "D"                 RENT ROLL

                  EXHIBIT "E"                 SERVICE/MAINTENANCE CONTRACTS

                  EXHIBIT "G"                 YELLOW CARDS




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